                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 18, 1999

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                                 Voxware, Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                0-021403           36-3934824
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          (State or other        (Commission File      (IRS Employer
           jurisdiction of        Number)                 Identification No.)
           incorporation)


305 College Road East, Princeton, New Jersey                08540
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(Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (609) 514-4100
                                                          --------------

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                                Not Applicable
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On February 18, 1999, Voxware, Inc. (the "Company" or "Voxware"), through its wholly-owned subsidiary, Verbex Acquisition Corporation ("VAC"), acquired substantially all of the assets of Verbex Voice Systems, Inc. ("Verbex") pursuant to an acquisition agreement, dated February 4, 1999 (the "Verbex Agreement"). The acquired assets included:

     (i) equipment, furniture and fixtures, computers, computer hardware and software, tools and supplies;

     (ii)   accounts receivable;

     (iii) inventories of raw materials, work-in-process and finished goods used or useful in the conduct of Verbex's business;

     (iv) all of Verbex's rights under (a) the leases relating to Verbex's facility in Cambridge, Massachusetts and Verbex's office space located in Centerville, Utah and (b) specified leases and rental agreements covering machinery, equipment, furniture and fixtures, computers, computer hardware and software, tools, supplies and other tangible assets used in Verbex's business;

     (v) all of Verbex's rights under its value added reseller ("VAR") agreements, customer agreements and other specified agreements relating to the business of Verbex;

     (vi) all operating data and records of Verbex relating to the ownership or the operation of the assets and to the assumed liabilities; and

     (vii) all industrial and intellectual property rights owned or controlled by Verbex, including, patents, patent applications, patent rights, trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights and trade secrets.

     VAC assumed Verbex's obligations under the contracts assumed by VAC arising after the closing date and all outstanding development and support commitments and warranties extended by Verbex prior to the closing date with respect to its products in the ordinary course of business and VAC assumed certain other specified liabilities (the "Specified Liabilities"). The Verbex Agreement provides that the aggregate amount to be paid by VAC with respect to the Specified Liabilities is not to exceed $509,034 unless the Adjusted Net Asset Value (described below) of the assets purchased from Verbex exceeds $400,000. If the Adjusted Net Asset Value of the assets exceeds $400,000, VAC will pay in excess of $509,034 with respect to the Specified Liabilities but only to the extent that the Adjusted Net Asset Value of the assets exceeds $400,000.

     The purchase price for the Verbex assets consists of $5,200,000, subject to adjustment as described below, and the assumption of certain liabilities. On the closing date, VAC paid to Verbex $4,800,000 in cash and placed $400,000 in an escrow account pursuant to an escrow agreement. All the cash used to purchase the assets of Verbex came from the Company's cash on hand.

     The amount of the purchase price is subject to adjustment if and to the extent that (A) the sum of (i) the amount of cash received by VAC during the period between February 18, 1999 and September 7, 1999 from the sale of inventory included in the acquired assets and from the collection of accounts receivable included in the acquired assets, (ii) $40,000, (iii) prepaid expenses and revenues in excess of billings, each as of September 7, 1999 and (iv) 50% of net book value as of December 31, 1998 of equipment, furniture and improvements acquired by VAC and 100% of net book value as of December 31, 1998 of other non-current assets acquired by VAC, minus (B) the sum of (i) the
                                -----
aggregate amount of the Specified Liabilities paid by VAC as of September 7, 1999, and (ii) any damage, loss, cost, expense or liability for which VAC has made or shall (as of September 7, 1999) be entitled to make an indemnification claim under the Verbex Agreement (the foregoing amount is defined as the "Adjusted Net Asset Value"), is less than $400,000. Under certain circumstances, up to $50,000 can remain in escrow for an additional six months following September 7, 1999, to the extent that the Adjusted Net Asset Value is less than $400,000 because of unsold inventory.

     The business acquired by the Company is to provide noise-robust speech recognition systems to the industrial, manufacturing and warehousing markets. Verbex operated within the "Automatic ID" market by selling solutions that complement bar-code scanning and industrial data terminals in the warehouse, factory or other industrial setting for applications such as warehouse picking, logistics receiving, warehouse inventory and cycle counting, manufacturing inspection, package and letter sorting, remittance processing and lumber grading. Speech recognition products are designed to provide the ability to input data that cannot be easily bar-coded, where key entry is impractical or where productivity or safety are enhanced by having the workers' hands free while performing their jobs. Verbex distributed and the Company intends to distribute its products to industrial and commercial customers primarily through value added resellers, systems integrators and international distributors. In addition, Verbex made and the Company intends to make direct sales to certain strategic accounts.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(1)  Financial Statements of Business Acquired.

     It is impracticable for the Company to provide the required financial statements on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon aspracticable, but not later than 60 days after the date this report must have been filed.

(2)  Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required financial information under cover of Form 8-K/A as soon aspracticable, but not later than 60 days after the date this report must have been filed.

(3)  Exhibits.
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     2.1  Acquisition Agreement, dated February 4, 1999, by and among Verbex
          Voice Systems, Inc., Voxware, Inc. and Voxware Acquisition
          Corporation.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VOXWARE, INC.



Date: March 5, 1999                 By:/s/ Nicholas Narlis
                                       ------------------------------------
                                       Nicholas Narlis, Vice President,
                                       Chief Financial Officer, Secretary and
                                       Treasurer
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                               INDEX TO EXHIBITS


     Exhibit                      Description
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       2.1         Acquisition Agreement, dated February 4,
                   1999, by and among Verbex Voice Systems,
                   Inc., Voxware, Inc. and Voxware
                   Acquisition Corporation.